UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2014

MOMENTIVE PERFORMANCE MATERIALS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-146093 (Commission File Number)	20-5748297 (IRS Employer Identification No.)

260 Hudson River Road

Waterford, NY 12188

(address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (518) 237-3330

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Senior Secured Debtor-in-Possession Term Loan Credit Agreement

On May 5, 2014, Momentive Performance Materials Inc. (the “Company”) entered into the First Amendment (the “Amendment”), among the Company, Momentive Performance Materials Holdings Inc., Momentive Performance Materials USA Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders under the Senior Secured Debtor-in-Possession Term Loan Credit Agreement, dated as of April 15, 2014 (the “DIP Term Loan Facility”). The Amendment became effective on May 5, 2014 and modifies the DIP Term Loan Facility by, among other things, (a) decreasing the LIBOR floor to 0.75%, (b) decreasing the applicable margin for the adjusted LIBOR rate to 3.25% and (c) decreasing the applicable margin for the alternate base rate to 2.25%.

The foregoing summary is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	First Amendment, dated as of May 5, 2014, among Momentive Performance Materials Holdings Inc., Momentive Performance Materials Inc., Momentive Performance Materials USA Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders, under the Senior Secured Debtor-in-Possession Term Loan Credit Agreement, dated as of April 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

Date: May 8, 2014	By:	/s/ William H. Carter
William H. Carter
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment, dated as of May 5, 2014, among Momentive Performance Materials Holdings Inc., Momentive Performance Materials Inc., Momentive Performance Materials USA Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders, under the Senior Secured Debtor-in-Possession Term Loan Credit Agreement, dated as of April 15, 2014.